UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

 (Amendment No. 1)

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2011

HARDWIRED INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-60880	73-1602395
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1078 Budapest

Marek Jozsef utca 35

Hungary

(Address of Principal Executive Offices)

+36-1-786-9783

 (Registrant’s telephone number, including area code)

7325 Oswego Road, Suite D

Liverpool, NY, 13090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K/A entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

In this Current Report on Form 8-K/A, references to “we,” “our,” “us,” the “Company,” or “our Company,” refer to Hardwired Interactive, Inc.

Item 1.01.  Entry into a Material Definitive Agreement.

On November 3, 2011 we entered into a Securities Exchange Agreement (the “Exchange Agreement”) by and among the Company, Park Slope, LLC (the “Hardwired Majority Shareholder”), In 4, Kft. (“In 4”), and all of the shareholders of In 4 (the “In 4 Shareholders”) who are signatories to the Exchange Agreement. On November 11, 2011 (the "Closing Date" or the "Closing"), pursuant to the terms of the Exchange Agreement, the In 4 Shareholders transferred and contributed all of their shares (the “In 4 Shares”) to the Company, resulting in our acquisition of all of the outstanding In 4 Shares. In return, we issued to the In 4 Shareholders, their designees or assigns (the “Share Exchange”), an aggregate of 1,000,000 shares of Series A convertible preferred stock, par value $0.001 per share of the Company (the “Series A Preferred Stock”), and 886,000 shares of Series B convertible preferred stock, par value $0.001 per share of the Company (the “Series B Preferred Stock”, and together with the Series A Preferred Stock the “Hardwired Exchange Shares”). The foregoing issuances of the Hardwired Exchange Shares to the In 4 Shareholders, their designees or assigns, constituted approximately 100% of our issued and outstanding preferred stock as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement.

In addition, on November 3, 2011, in connection with the Share Exchange we issued a Senior Convertible Debenture (the “Debenture”) in favor of the Hardwired Majority Shareholder in the amount of $750,000.00 (the “Loan”) due December 31, 2012 (the “Maturity Date”).  The Company must pay interest on the outstanding amount of the Loan at a rate of twelve percent (12%) per annum in one lump sum payable on the Maturity Date.

On November 3, 2011, the Company issued three common stock purchase warrants (the “Warrants” or individually the “Warrant”) each with a term of five years after their issuance date and an exercise price of $5.00, $7.00 and $9.00 per share, respectively. Each Warrant entitles the holder to purchase from the Company up to 1,000,000 fully paid and non-assessable shares of our common stock.

As a result of the Share Exchange and the other transactions contemplated thereunder, In 4 became a wholly owned subsidiary of the Company. Our officers and directors approved the Exchange Agreement and the other transactions contemplated thereunder. The officer, sole director and majority shareholder of In 4 approved the Exchange Agreement and the other transactions contemplated thereunder.

In connection with the Closing of the Share Exchange, and as explained more fully in Item 2.01 and Item 5.02 of this Current Report on Form 8-K/A, Joseph C. Passalaqua resigned from his position as President, Chief Executive Officer and sole director effective as of the Closing Date. Mr. Peter Vasko was appointed as Chief Executive Officer and sole director of the Company effective as of the Closing Date.

The Share Exchange is discussed more fully in Section 2.01 of this Current Report on Form 8-K/A. The information therein is hereby incorporated in this Section 1.01 by reference. Additionally, the description of the Exchange Agreement, Debenture and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of Exhibit 2.1, Exhibit 4.3 and Exhibit 4.4 respectively, to this Form 8-K/A.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

CLOSING OF THE SHARE EXCHANGE

As described in Item 1.01 above, on the Closing Date, we acquired In 4 through the acquisition of all the In 4 Shares, constituting an aggregate of HUF 4,100,000 from the In 4 Shareholders, and in return, we issued an aggregate of 1,000,000 shares of Series A Preferred Stock and 886,000 shares of Series B Preferred Stock of the Company. The foregoing issuances of the Hardwire Exchange Shares to the In 4 Shareholders, their designees or assigns, constituted approximately 100% of our issued and outstanding preferred stock immediately after the consummation of the transactions contemplated by the Exchange Agreement.

On the Closing Date, In 4 became a wholly owned subsidiary of the Company. Our sole director and majority shareholder approved the Exchange Agreement and the Share Exchange. The officers and directors of In 4 approved the Securities Exchange Agreement and the Share Exchange. Immediately following the Closing of the Share Exchange, the Company changed its business plan to that of In 4.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

We, through our wholly owned operating subsidiary In 4, (also known as In 4 Szamitastechnikai es Szolgaltato Kft) are focused on the development and commercialization of iGlue, a semantic search engine. iGlue is an integrated online content manager and search engine built with social media extensions that goes beyond today's widespread use of language-dependent search mechanisms based on identifying character strings. iGlue helps us understand information on the internet and enables the internet to adapt to our search by managing entities instead of keywords.

Hardwired Interactive, Inc. (“Hardwired” or “we,” “our,” “us,” the “Company,” or “our Company”) was incorporated in the State of Nevada on November 8, 2000, under the name The King Thomason Group, Inc., (“KT”). KT’s activities from inception until June 2007, consisted primarily of insurance and estate planning services. On October 10, 2008, we changed our name to Hardwired Interactive, Inc. and have functioned since that date as a shell company aiming to identify, evaluate and complete a business combination with an operating company. We anticipate on changing our name to iGlue Inc., in connection with our acquisition of In 4 to better reflect our business product and operations.

On the Closing Date we entered into the Share Exchange by and among the Company, the Hardwired Majority Shareholder, In 4, and the In 4 Shareholders, who are signatories to the Exchange Agreement. On the Closing Date, pursuant to the terms of the Exchange Agreement, the In 4 Shareholders transferred and contributed the In 4 Shares to the Company, resulting in our acquisition of all of the outstanding In 4 Shares. In return, we issued an aggregate of One Million (1,000,000) shares of Series A Preferred Stock and Eight Hundred Eighty Six Thousand (886,000) shares of Series B Preferred Stock of the Company. The foregoing issuances of the Hardwired Exchange Shares to the In 4 Shareholders, their designees or assigns, constituted approximately 100% of our issued and outstanding preferred stock.

The description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of Exhibit 2.1 to this Current Report on Form 8-K/A.

Our operations, on a going forward basis, will be conducted through our wholly-owned subsidiary In 4. Except as otherwise indicated by the context, references in this document to “iGlue,” “In 4,” “Company,” “we,” “us,” or “our” are references to such operations. All references to “$” are to the legal currency of the United States.

We are a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are current in our reporting under the Exchange Act.

Our Business

Overview

Our Company has developed a semantic search and content organizer application called iGlue. iGlue makes sense of search results based on context. It automatically identifies the concepts structuring the texts. For instance, if you search for “election” a semantic search engine might retrieve documents containing the words “vote”, “campaigning” and “ballot”, even if the word “election” is not found in the source document.

An important part of the iGlue semantic search engine process is disambiguation, both of the queries and of the content on the web. This means is that iGlue, through natural language processing, will know whether you are looking for a car or a big cat when you search for “jaguar”.

We have successfully launched our product and are continuing to further develop and market its use internationally.

On the Closing Date, we completed our acquisition of In 4, Kft. (also known as In 4 Szamitastechnikai es Szolgaltato Kft.), a limited liability company formed under the laws of the Republic of Hungary. Through our wholly owned subsidiary In 4 Kft., a Hungarian Limited Liability Company, we aim to build the world’s largest semantic search and content organizer company based around our iGlue software. We will be governed by the Corporate laws of the state of Nevada and In 4 will be governed by the corporate law of the Republic of Hungary.

How iGlue Functions

iGlue uses automatic annotation of web pages using the entities present in iGlue’s proprietary semantic database. iGlue extracts information from the annotated page and stores it, thereby automatically expanding the iGlue database. The iGlue system determines the specific meaning a given phrase uses. For example, "Smith" may refer to a profession or a given name, "JFK" may mean the president, the airport, or the space center. iGlue works by disambiguating between these different connotations and assigning the correct meaning to the word automatically. iGlue then displays relevant information such as facts, pictures, videos, geographic locations, related links, products, and advertisements about the word or entity within an appealing compact pop up window wiht multimedia enhancements. iGlue is a complete semantic framework for organizing data by integrating natural language processing and resource description framework approaches into a single system in which these different components mutually reinforce each other.

iGlue is a knowledge database that uses a combination of next generation semantic web and real-time content management, curation and collaboration. We consider the result to be a powerful and relevant way to search the web and have a much deeper snapshot of the content the consumer discovers and views on the web. iGlue is a tool consumers can use to shape and curate the web through their own additions using natural language processing and contextual search methods.

iGlue’s Database

iGlue’s current database contains over 100 million data points, including (i) over 10 million entities; (ii) over 38 million semantic connections; (iii) over 4 million geographical locations; (iv) more than 1.5 million names; and (v) more than 300,000 institutional name entries.  We are continuously adding and improving this database and anticipate that by the end of 2012 over 1 billion entities will be searchable.

iGlue’s machine and hand annotation process is supported by a large, custom built, proprietary semantic database containing facts and related media such as images, videos, and links. The database is structured with the help of flexible, organically built ontologies, which are formal, explicit specifications of shared concepts. Data sources are ranked according to quality and reliability; if for a given property there are multiple, possibly conflicting facts, the system filters and combines them to display the best available information which can be presented to the user. This database can be collaboratively edited by adding data points manually, automatically or through iGlue’s proprietary system. Ontologies can be modified through an easy-to-use editor. Users can customize the user interface and the results of searches according to their language, interest, and personal style.

In addition, the database has several built in automated intelligence functions including (i) automatic discovery of duplicate entities; (ii) automatic detection of semantic inconsistencies among data; (iii) automatic inference technology; and (iv) observed user behavior recommendation system. These intelligence functions enable the system to store additional information and update it with user interaction. The system is further supported by the following automated processes:

1.

Web scraping, a computer software technique of extracting information from websites. Usually, such software programs simulate human exploration of the World Wide Web by either implementing low-level Hypertext Transfer Protocol (HTTP), or embedding certain full-fledged web browsers, such as Internet Explorer or Mozilla Firefox;

2.

Machine learning, a scientific discipline concerned with the design and development of algorithms that allow computers to evolve behaviors based on empirical data, such as from sensor data or databases;

3.

Natural language processing, a field concerned with the interactions between computers and human (natural) languages. In essence the machine reads text on websites and strives to "understand" the meaning of the words and the connection between words, much like the human brain does;

4.

Normalized incoming data points, automatically recognizes and assigns the correct iGlue database entity (database entry). For example, when there are multiple entities for one search iGlue will automatically assign from among the numerous entities in the database the one that is perfect for the editorial; and

5.

Matching of simple textual references to entities present in the database to grow and further enhance database size and consistency

Users Enhance the iGlue Database

iGlue users can add a wide variety of information types including images, videos, links, geographic locations, and notes to any word on the web which enhances the value added content according to the preferences of the user. The information added by an individual user can be used to benefit the whole iGlue community. Users can vote on the relevance of multimedia information attached to words by other users through the industry standard "thumbs up" "thumbs down" method. Sharing of value added content with friends or colleagues is easy through the most popular channels (Facebook, Twitter, e-mail), without requiring the receiving user to install iGlue. In addition, iGlue has same article cross domain annotation, which means that value added information by users follow the content to which it is attached by making annotations automatically visible on other webpages. The knowledge one user adds will be visible to another in real time, across different domains, helping to navigate the online landscape. We believe this is one of the features unique to iGlue.

iGlue’s Revenue Model

Our goal is to generate revenue on iGlue’s semantic search engine technology in three distinct manners:

•

semantic advertisement targeting;

•

semantic recommendation engine; and

•

semantic affiliate marketing

Semantic Advertisement Targeting

Semantic advertising applies semantic analysis techniques to web pages. The semantic advertising process is designed to accurately interpret and classify the meaning or main subject of the webpage and populate it with targeted advertising spots. We believe that closely linking content to advertising will increase the viewer’s interest in the advertised product or service through engagement.

Semantic Recommendation Engine

Semantic recommendation allows high precision targeting of relevant, semantically linked information to users. For example, if users are browsing an editorial on John Fitzgerald Kennedy, iGlue’s Semantic Recommendation Engine will provide value added contents such as JFK related products from other websites such as Amazon.com through our affiliate marketing system described in more detail below.

Semantic Affiliate Marketing

Affiliate marketing is a marketing practice in which a business rewards one or more affiliates for each visitor or customer brought about by the affiliate's own marketing efforts. Examples include rewards sites, where users are rewarded with cash or gifts, for the completion of an offer, and the referral of others to the site. Today, this is usually accomplished through contracting with an affiliate network. iGlue will link its semantic analysis capability to better target affiliate marketing.

Business Strategy and Revenue Generation

Our strategy is to deploy iGlue across the internet as a standalone, free consumer facing product, while at providing value added corporate versions based around a subscription based business model and advertising revenue sharing program.

We intend to provide iGlue in the following versions:

•

free, consumer facing plug-in version;

•

value added semantic advertising platform; and

•

corporate version with semantic advertising and recommendation engine built in

We expect to be world leaders in semantic technology. We believe that iGlue is a unique system of several interwoven computational principles the end result of which is the world’s best search technology.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report on Form 8-K/A before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Company

We have a limited operating history which makes your evaluation of our business difficult. We have incurred losses in recent periods for start-up efforts and may incur losses in the future.

We only recently completed our acquisition of In 4, kft., a Hungarian limited liability company. In 4 Kft., has had a short operating history focused on product development. Our future is dependent upon our ability to obtain financing and future profitable operations from the commercial success of iGlue. These factors raise substantial doubt that we will be able to continue as a going concern.

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

In their report dated June 30, 2011, our independent auditors stated that our financial statements for the years ended December 31, 2010 and 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. The going concern explanatory paragraph included in our auditor's report on our financial statements, however, could inhibit our ability to raise additional financing. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider our independent registered public accountant's comments when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely effected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

There are risks associated with our proposed business plan as a limited liability company in the Republic of Hungary which may adversely affect our ability to effectively develop, market and distribute our product.

Certain risks may be associated with our efforts to undertake operations in the Republic of Hungary. Such operations will be subject to political, economic and other uncertainties, including among other things, import, export and transportation regulations, tariffs, taxation policy, including royalty and tax increases and retroactive tax claims, exchange controls, currency fluctuations and other uncertainties arising out of the Republic of Hungary’s sovereignty over our operations.

We expect to operate in a highly competitive market. We face competition from large, well-established companies with significant resources. We may not be able to compete effectively which will adversely affect our business plan.

Our commercial success will depend on our ability and the ability of our sub licensees, if any, to compete effectively in product development, customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than what we derived from our research and development efforts or that would render such products obsolete and non-competitive.

The internet technology sector is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter will come from companies, both public and private, research institutions and universities who are researching and developing technologies and products similar to or competitive with iGlue.

These companies may enjoy numerous competitive advantages, including:

•

significantly greater name recognition;

•

established distribution networks;

•

additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

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greater experience in conducting marketing, research and development, obtaining regulatory approval for products; and

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greater financial and human resources for product development, sales and marketing, and patent litigation

As a result, we may not be able to compete effectively against these companies or their products.

We operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

We plan to derive substantially all of our revenue from semantic search and semantic advertisement targeting, which is a new and rapidly evolving industry. The growth of the semantic industry and the level of demand and market acceptance of this field are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the semantic search industry, many of which are beyond our control, including:

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continued worldwide growth in the adoption and use of semantic technology and other social internet products;

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changes in consumer demographics and public tastes and preferences;

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the availability and popularity of other forms of search and content management options;

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the worldwide growth of personal computer, broadband Internet and mobile device users, and the rate of any such growth; and

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general economic conditions, particularly economic conditions adversely affecting business advertising spending

Our ability to plan for additional product development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential users. New and different types of search options may increase in popularity at the expense of our semantic search and annotation technology. A decline in the popularity of search and advertising in general, or our semantic search and annotation technology in particular would harm our business and prospects.

We have a new business model and a short operating history, which makes it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

We began operations in September of 2007. We have a short operating history and a new business model, which makes it difficult to effectively assess our future prospects. Our business model is based on offering a free internet tool for users that brings value added content to any page. Through this unique product we will aim to place contextually and semantically targeted advertisements that are relevant to users. We are just beginning to implement this strategy. To date we have not realized any revenue from our semantic ad targeting. You should consider our business and prospects in light of the challenges we face, which include our ability to, among other things:

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maintain a good relationship with our users, encouraging them to accept our contextually targeted, relevant, value added advertisements;

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convert businesses into using our highly targeted contextual relevant ad system in order to realize revenue;

•

increase ad purchases by paying businesses;

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retain paying ad buyers, especially higher paying buyers;

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anticipate changes in the semantic search and advertising industry;

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cost-effectively develop and launch new features of iGlue and further refine our ad targeting system;

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launch additional iGlue features and release enhancements that become popular;

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develop and maintain a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased system usage, fast annotation load times and the deployment of new features and technologies;

•

process, store and use data in compliance with governmental regulation and other legal obligations related to privacy;

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successfully compete with other companies that are currently in, or may in the future enter, the semantic search, advertising, and annotation market;

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hire, integrate and retain world class talent;

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maintain adequate control of our expenses; and

•

successfully expand our business, especially internationally and in mobile use.

Security breaches, computer viruses and computer hacking attacks could harm our business which would adversely affect our results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry, have occurred on our systems in the past and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. We have experienced and will continue to experience hacking attacks. Due to our leading role in the semantic search and especially natural language processed annotation field, we believe we are a particularly attractive target for hackers. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our users may harm our business and our ability to retain existing users and attract new users.

Our core values of focusing on our user experience first and acting for the long term may conflict with the short-term interests of our business which may negatively impact our business operations.

One of our core values is to focus on providing the best internet value added content experience to our users, which we believe is essential to our success and serves the best, long-term interests of iGlue and our stakeholders. Therefore, we have made, in the past and or may make in the future, significant investments or changes in strategy that we think will benefit our users, even if our decision negatively impacts our operating results in the short term. In addition, our philosophy of putting our users first may cause disagreements or negatively impact our relationships with distribution partners or other third parties. Our decisions may not result in the long-term benefits that we expect, in which case the success of our semantic platform, business and operating results could be harmed.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We continue to experience rapid growth in our headcount and operations, which will continue to place significant demands on our management and our operational, financial and technological infrastructure. As of November 14, 2011, approximately 50% of our employees had been with us for less than two years. As we continue to grow, we must expend significant resources to identify, hire, integrate, develop and motivate a large number of qualified employees. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our ability to continue launching new games and enhance existing games could suffer.

To effectively manage the growth of our business and operations, we will need to continue spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

•

monitoring and updating our technology infrastructure to maintain high performance and minimize down time;

•

enhancing our internal controls to ensure timely and accurate reporting of all of our operations;

•

enhancing information and communication systems to ensure that our employees and are well-coordinated and can effectively communicate with each other; and

•

appropriately document our information technology systems and our business processes.

These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement these enhancements and improvements effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to public reporting companies will be impaired.

If we do not obtain additional financing, we will need to curtail our expansion activities and our business may fail, in which case you may lose your investment.

Our current operating funds are not sufficient to cover current research and development needs, as well as anticipated operating overheads, professional fees and regulatory filing fees over the next twelve months. In addition, our business plan calls for significant expenses in connection with the development of further iGlue functions, international expansion and potential acquisition of complementary technologies. Therefore, we will need to obtain additional financing in order to complete our full business plan.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors many of which are beyond our control. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our certificate of incorporation and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

Risks Related to Our Securities

We may never pay any dividends to our shareholders. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

There is no trading market for our common stock, which may adversely affect the market price of our common stock as well as your ability to resell the shares that you have acquired.

There is currently no trading market for our common stock and such a market may not develop or be sustained. If a trading market for our common stock were to be established, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of internet companies, which may materially adversely affect the market price of our common stock as well as your ability to resell the shares that you may have acquired.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements, such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing on a timely basis required reports and other required information. Our management may not be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal or regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our management owns a controlling interest in the company and will be able to control management decisions thereby limiting the ability of public shareholders to influence corporate direction and affairs.

The Chief Executive Officer and sole director holds the control voting power in the form of 1,000,000 shares of preferred stock. These non-trading shares represent majority voting power compared to our common stock. As such, he has the ability to exert control over our business affairs, including the ability to delay or prevent a change in our corporate control even if our other stockholders wanted it to occur. This stockholder will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

Our common stock is a "penny stock," and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Due to the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

If we lose the services of our Officers or other members of our senior management team, we may not be able to execute our business strategy which may negatively affect our business operations.

Our success depends in a large part upon the continued service of our senior management team. In particular, our founder, Chief Executive Officer and sole director Peter Vasko, is critical to our vision, strategic direction, culture, products and technology. The loss of Peter Vasko, even temporarily, or any other member of senior management would harm our business.

If we are unable to attract and retain highly qualified employees, we may not be able to grow effectively which may result in a cease of business operations.

Our ability to compete and grow depends in large part on the efforts and talents of our employees. Such employees, particularly programmers, designers, product managers and engineers, are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. We have historically hired a number of key personnel from University graduates, and as competition within Hungary increases for talent, we may incur significant expenses in continuing this practice. The loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.

We believe that two critical components of our success and our ability to retain our best employees are our culture and our competitive compensation practices. As we continue to grow rapidly and develop the infrastructure of a public company, we may find it difficult to maintain our entrepreneurial, execution-focused culture. In addition, many of our employees may be able to receive significant proceeds from sales of our equity in the public markets after our listing, which may reduce their motivation to continue to work for us. Moreover, we expect that this our public company status will create disparities in wealth among our employees, which may harm our culture and relations among employees.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a senior exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

Risks Related to Our Industry

An increasing number of individuals are utilizing devices other than personal computers to access the internet, and versions of iGlue developed for these devices might not gain widespread adoption, or may not function as intended. If we are unable to successfully expand the platforms and devices on which iGlue is available, or if the versions of iGlue that we create for alternative platforms and devices are not compelling to our users, our business will be negatively affected.

The number of individuals who access the internet through devices other than a personal computer, such as smartphones, tablets, televisions and set-top box devices, has increased dramatically, and we believe this trend is likely to continue. The generally lower processing speed, power, functionality and memory associated with these devices make the use of iGlue more difficult. Further, if we are forced to streamline certain aspects of iGlue to properly function on these devices such versions may not be compelling to players. In addition, each device manufacturer or platform provider may establish unique or restrictive terms and conditions for developers on such devices or platforms, and iGlue may not work well or be viewable on these devices as a result. We have limited experience in developing and optimizing iGlue to function on alternative devices and platforms. To expand our business, we will need to support a number of alternative devices and technologies. Once developed, we may choose to port or convert iGlue into separate versions for alternative devices with different technological requirements. As new devices and new mobile platforms or updates to platforms are continually being released, we may encounter problems in developing versions of iGlue for use on these alternative devices and we may need to devote significant resources to the creation, support, and maintenance of such devices and platforms. If we are unable to successfully expand the platforms and devices on which iGlue is available, or if the versions of iGlue that we create for alternative platforms and devices are not compelling to our users, our business will be negatively affected.

Programming errors or flaws in iGlue could harm our reputation or decrease market acceptance of iGlue, which would harm our operating results.

Any of iGlue’s multiple functions may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new functions and rapidly release new features to existing iGlue blocks under tight time constraints. We believe that if our users have a negative experience with iGlue, they may be less inclined to continue or resume using iGlue or recommend iGlue to other potential players. If iGlue contains errors, bugs, flaws or corrupted data after its launch we may not be able to repair these problems and it will adversely affect our results of operation.

Evolving regulations concerning data privacy may result in increased regulation and different industry standards, which could prevent us from providing various functions of iGlue to our users, or require us to modify our software, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices.

We began operations in 2007 and have just now begun to grown rapidly. While our administrative systems have developed rapidly, during our earlier history our practices relating to intellectual property, data privacy and security, and legal compliance may not have been as robust as they are now, and there may be claims arising from this period that we are not able to anticipate. In addition, our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, iGlue, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our users share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our users choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our software and its features, possibly in a material manner, and may limit our ability to develop new features that make use of the data that our users voluntarily share with us.

Our business is subject to a variety of other U.S., European Union and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding consumer protection, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is also likely that as our business grows and evolves and iGlue is used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify iGlue, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the online and mobile industries, including user privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding these activities may lessen the growth of social services and impair our business.

Our business will suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

We intend to pursue acquisitions that are complementary to our existing business and expand our employee base and the breadth of our offerings. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. Since we expect the Semantic Internet industry to consolidate in the future, we may face significant competition in executing our growth strategy. Future acquisitions or investments could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits.

Integration of a new company’s operations, assets and personnel into ours will require significant attention from our management. The diversion of our management’s attention away from our business and any difficulties encountered in the integration process could harm our ability to manage our business. Future acquisitions will also expose us to potential risks, including risks associated with any acquired liabilities, the integration of new operations, technologies and personnel, unforeseen or hidden liabilities and unanticipated, information security vulnerabilities, the diversion of resources from our existing businesses, sites and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees, players, and other suppliers as a result of integration of new businesses.

Our investors may have difficulty enforcing civil liabilities against our officers and directors under the U.S. federal securities laws because some of our directors and officers reside in Hungary.

We are a company incorporated under the laws of Nevada. However, we are a company headquartered in Hungary. As a result, our investors may have difficulty enforcing civil liabilities under the U.S. federal securities laws against our officers and directors, because some of our directors and officers reside in Hungary. It may be difficult for an investor to sue, for any reason, us or any of our directors or officers through U.S. jurisdictions because some of our assets are located outside the U.S. If an investor was able to obtain a judgment against us or any of our directors or officers in a U.S. court based on U.S. securities laws or other reasons, it may be difficult to enforce such judgment in Hungary. We are uncertain as to the enforceability, in original actions in Hungarian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Hungarian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

Fluctuations in currency exchange rates between the U.S. dollar and the currencies of other nations may negatively affect our financial results, which we report in U.S. dollars.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency, and an increasing percentage of our international revenue may come from users who pay us in currencies other than the U.S. dollar. Fluctuations in the exchange rates between the U.S. dollar and those other currencies could result in the dollar equivalent of such expenses being higher and/or the dollar equivalent of such foreign-denominated revenue being lower than would be the case if exchange rates were stable. This could have a negative impact on our reported operating results. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations.

Management’s Discussion And Analysis Of Financial Condition and Plan Of Operations

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “iGlue believes,” “In 4 believes,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K/A.

Overview

On the Closing Date, we completed our acquisition of In 4, Kft. (also known as In 4 Szamitastechnikai es Szolgaltato Kft.), a limited liability company formed under the laws of the Republic of Hungary. In 4 is our wholly owned subsidiary and our operating entity focused on the development and commercialization of an internet application semantic search and content organizer called iGlue. As of June 30, 2011, In 4 has completed the development of iGlue and has released its first version to the general public. We are now focusing on international expansion and growth.

We intend to change our name to iGlue Inc., in connection with the acquisition of In 4, Kft., to better reflect our business product and operations.

Plan of Operation

Our Company has developed a semantic search engine called iGlue which works by organizing content through the context of our users internet search. We have successfully launched our product and are currently marketing iGlue internationally through our website located at http://www.iglue.com.

iGlue is a complete semantic framework for organizing data by integrating natural language processing and resource description framework approaches into a single system in which these different components mutually reinforce each other. We consider the result to be a powerful and relevant way to search the web and obtain a much deeper snapshot of the content the consumer discovers and views on the web. iGlue is a tool consumers can use to shape and curate the web through their own additions using natural language processing and contextual search methods.

Our plan of operation is to generate revenue on iGlue’s semantic technology through semantic advertisement targeting, semantic recommendation engine and semantic affiliate marketing. Our current focus is getting our product known to consumers by internationally marketing its design and functionality. Currently, we are advertising through the use of our website and plan to promote our product through social media networking.

Our strategy is to deploy iGlue across the internet as a standalone, free consumer facing product, and at the same time provide value added corporate versions based around a subscription based business model and advertising revenue sharing program. We intend to provide iGlue as a free consumer facing plug-in version to attract our users.  In addition, we intend to offer a value added semantic advertising platform as well as a subscription based corporate version with semantic advertising and recommendation engine technology built in.

Results of Financial Operations

For the Year Ended December 31, 2010 Compared to December 31, 2009

Summary of Statements of Operations for the Years Ended December 31, 2010 and 2009:

	Year ended
	December 31, 2010	December 31, 2009
In 4 revenue	$0	$0
Gross profit	$0	$0
General and administrative expenses	$50,603	$26,726
Loss from operations	$(358,552)	$(243,595)
Other expenses	$(4,478)	$(9,916)
Net Loss	$(363,030)	$(253,511)
Loss per common share – basic and diluted	$(9,553)	$(7,243)

iGlue Revenue

Although we have launched our product, we are currently in a development stage. At this time, we are internationally marketing our technology and have not generated any revenue to date.

Gross Profit

We are currently in a development stage and have not begun our revenue generation strategy as described above. As such, we have not recognized any profit to date.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2010, was $50,603 as compared to $26,726 for the year ended December 31, 2009.  The $23,877 increase is attributable to an increase in costs associated with the launch of our semantic search engine consumer product iGlue.

Loss from Operations

Loss from operations for December 31, 2010, was $(358,552) as compared to $(243,595) for the year ended December 31, 2009.  The increase of $114,957 in operating loss is primarily attributable to the expansion of our business operations and launch of our consumer product iGlue.

Other expenses

Other expenses consisted of interest expenses accrued on the Company’s liabilities.

Net Loss

Net loss for year ended December 31, 2010, was $(363,030) or loss per share of $(9,553), as compared to $(253,511) or loss per share of $(7,243) for the comparable year ended December 31, 2009.

Inflation did not have a material impact on the Company’s operations for the period.  Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Capital Resources and Liquidity

The following table summarizes total current assets, liabilities and working capital at December 31, 2010, compared to December 31, 2009.

	December 31, 2010	December 31, 2009	Increase/Decrease
Current Assets	$59,862	$44,336	$15,526
Current Liabilities	$19,271	$306,324	$287,053
Working Capital (Deficit)	$40,591	$(261,988)	$302,579

At December 31, 2010, we had working capital of $40,591, as compared to a working capital deficit of $261,988 at December 31, 2009, an increase of $302,579.  The decrease is primarily attributable to a decrease of total liabilities.

Net cash used for operating activities for the year ended December 31, 2010 and 2009 was $(362,882) and $(261,475), respectively.  The net loss for year ended December 31, 2010 and December 31, 2009 was $(363,030) and $(253,511), respectively. The Company’s cash used in operations increased primarily due to hiring of additional development personnel, increase in R&D costs, conference attendance and an increase in server base installation.

Net cash obtained through all financing activities for the year ended December 31, 2010 was $317,259 as compared to $253,700 for the year ended December 31, 2009.  The increase is primarily attributable to the Company receiving funds from investors.

Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $(363,030) and net cash used in operations of $362,882 for the year ended December 31, 2010, and working capital and stockholders’ equity of $40,591 and $46,610 respectively, at December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

In response to these problems, management has taken the following actions:

-	seek additional third party debt and/or equity financing;

-	continue with the implementation of the business plan;

-	increase product prices and reduce discounts;

-	increase revenue through sponsorship and advertising deals.

The following table sets forth our approximate anticipated capital needs, subject to available financing, over the next twelve months:

Salaries, Wages	1,750,000
Operating Expenses	400,000
Office rental / Hungary and US	350,000
Server lease and broadband access	420,000
Legal Expenses	250,000
Public status related	500,000
Equipment	400,000
Patenting	500,000
Research and Development	500,000
Marketing	2,000,000
Conferences	750,000
Travel	400,000
Other	500,000
TOTAL:	8,720,000

To date all of our funding has been generated from investment(s) obtained from a Venture Capital fund and from Private Investors. During the next twelve months we anticipate raising the above outlined funding to continue our international expansion, however as of this writing we only have sufficient funds to proceed with basic company operations only; we do not have sufficient funds to fully implement our business plan until such time that we are able to raise additional funding, to which there is no guarantee. If we do not obtain the funds necessary for us to continue our business activities we may need to curtail or cease our operations until such time as we have sufficient funds.

We currently have no arrangements for such financings and can give you no assurance that such financings will be available to us on terms that we deem acceptable or at all. We believe that as a newly public company our ability to raise funds have been significantly enhanced but this in itself will not guarantee that we will in fact be able to raise the funding outlined in our business strategy.

Off Balance Sheet Arrangements

As of November 14, 2011, In 4 had no off balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.”

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization.  Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Long-lived assets

We comply with the accounting and reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We will periodically evaluate the carrying value of long-lived assets when events and circumstances warrant such a review. Long-lived assets will be written down if the evaluation determines that the fair value is less than the book amount.

Income taxes

We comply with SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Revenue recognition

In accordance with the provisions of Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition, as amended by SAB 104, revenues are generally recognized when products are shipped or as services are performed.  However, due to the nature of our business, there are additional steps in the revenue recognition process, as described below:

Sponsorships:  We follow the guidance of Emerging Issues Task Force (“EITF”) Issue 00-21 Revenue Arrangements with Multiple Deliverables, and assign the total of sponsorship revenues to the various elements contained within a sponsorship package based on their relative fair values.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of our financial assets and liabilities, such as accrued expenses, approximate our fair values because of the short maturity of this instrument.

We do not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, we did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 2011, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period.

Recent accounting pronouncements

In September 2011, the FASB issued Accounting Standards Update 2011-08 Intangibles—Goodwill and Other (Topic 350), Testing Goodwill for Impairment. The objective of this update is to simplify how entities, both public and nonpublic, test goodwill for impairment. The amendments in the update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2011. The adoption of this standard will not have a material impact on its financial position, results of operations or cash flows.

In June 2011, the FASB issued Accounting Standards Update 2011-05 - Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement.

In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The amendments do not change the option for an entity to present components of other comprehensive income either net of related tax effects or before related tax effects, with one amount shown for the aggregate income tax expense or benefit related to the total of other comprehensive income items. In both cases, the tax effect for each component must be disclosed in the notes to the financial statements or presented in the statement in which other comprehensive income is presented. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2011. The adoption of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2011, the FASB issued Accounting Standards Update 2011-04—Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The FASB does not intend for the amendments in this update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.

The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2011. The adoption of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2010, the FASB issued Accounting Standards Update 2010-19 (“ASU 2010-19”), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this update are effective as of the announcement date of March 18, 2010. The provisions of ASU 2010-19 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-17 (“ASU 2010-17”), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This Update provides guidance on defining a milestone under Topic 605 and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a company elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The provisions of ASU 2010-17 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Update No. 2010-13 “The Effects of Denominating the Exercise Price of a Share-based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades ” (“2010-13”). The objective of this Update is to address the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. The amendments in this Update affect entities that issue employee share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades that differs from the functional currency of the employer entity or payroll currency of the employee. The amendments affect entities that have previously considered such awards to be liabilities because of their exercise price. The amendments clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this standard did not have a material impact on its financial position, results of operations or cash flows.

In February 2010, the FASB issued Update No. 2010-09 “Subsequent Events” (“2010-09”). The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements. Additionally, the Board has clarified that if the financial statements have been revised, then an entity that is not an SEC filer should disclose both the date that the financial statements were issued or available to be issued and the date the revised financial statements were issued or available to be issued. All of the amendments in this Update are effective immediately.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance amending fair value disclosures for interim and annual reporting periods beginning after December 15, 2009. This guidance requires disclosures about transfers of financial instruments into and out of Level 1 and 2 designations and disclosures about purchases, sales, issuances and settlements of financial instruments with a Level 3 designation. The Company adopted this guidance with effect from January 1, 2010 without material impact on its financial statements.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The adoption of this standard did not have a material impact on its financial position, results of operations or cash flows.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)). Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders. It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.

A subsidiary or group of assets that is a business or nonprofit activity;

2.

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and

3.

An exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.

Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions; and

2.

Conveyances of oil and gas mineral rights. Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements” , which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.

Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

2.

Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.

Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

2.

Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from  major categories  of assets to  classes  of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued the FASB Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements” , which provides amendments to Subtopic 855-10 as follows:

1.

An entity that either (a) is an SEC filer or(b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued;

2.

An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements; and

3.

The scope of the reissuance disclosure requirements is refined to include revised financial statements only. The term revised financial statements  is added to the glossary of Topic 855. Revised financial statements include financial statements revised either as a result of correction of an error or retrospective application of U.S. generally accepted accounting principles.

All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

In April 2010, the FASB issued the FASB Accounting Standards Update No. 2010-17 “Revenue Recognition — Milestone Method (Topic 605) Milestone Method of Revenue Recognition” , which provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive.

Determining whether a milestone is substantive is a matter of judgment made at the inception of the arrangement. The following criteria must be met for a milestone to be considered substantive. The consideration earned by achieving the milestone should:

1. Be commensurate with either of the following:

a. The vendor's performance to achieve the milestone; and

b. The enhancement of the value of the item delivered as a result of a specific outcome resulting from the vendor's performance to achieve the milestone.

1.   Relate solely to past performance; and

2.   Be reasonable relative to all deliverables and payment terms in the arrangement.

A milestone should be considered substantive in its entirety. An individual milestone may not be bifurcated. An arrangement may include more than one milestone, and each milestone should be evaluated separately to determine whether the milestone is substantive. Accordingly, an arrangement may contain both substantive and nonsubstantive milestones.

A vendor's decision to use the milestone method of revenue recognition for transactions within the scope of the amendments in this Update is a policy election. Other proportional revenue recognition methods also may be applied as long as the application of those other methods does not result in the recognition of consideration in its entirety in the period the milestone is achieved. A vendor that is affected by the amendments in this Update is required to provide all of the following disclosures:

1.	A description of the overall arrangement;

2.	A description of each milestone and related contingent consideration;

3.	A determination of whether each milestone is considered substantive;

4.	The factors that the entity considered in determining whether the milestone or milestones are substantive; and

5.	The amount of consideration recognized during the period for the milestone or milestones.

The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Additionally, a vendor electing early adoption should disclose the following information at a minimum for all previously reported interim periods in the fiscal year of adoption:

  1.    Revenue

  2.    Income before income taxes;

  3.    Net income;

  4.    Earnings per share; and

  5.    The effect of the change for the captions presented.

A vendor may elect, but is not required, to adopt the amendments in this Update retrospectively for all prior periods. Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

MANAGEMENT

Directors and Officers

Mr. Joseph C. Passalaqua resigned as our President, Chief Executive Officer and sole director effective as of the Closing Date of the Share Exchange.  Mr. Peter Vasko was appointed as our Chief Executive Officer and sole director effective upon the Closing Date of the Share Exchange.

The following table sets forth the names, ages, and position of our executive officers and directors. Each executive officer holds his office until he resigns, is removed by our board of directors, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Title

Peter Vasko	40	Chief Executive Officer and director

A brief biography of our officer and director is more fully described in Item 5.02, which is incorporated herein by reference.

Audit Committee; Audit Committee Financial Expert

We have not yet appointed an audit committee. Our Board of Directors (the “Board”) currently acts as our audit committee. At the present time, we believe that our Board is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board is in the process of searching for a suitable candidate for this position.

Employment Agreements

Currently, the Company has not entered into any employment agreements with our officer and sole director. We anticipate entering into employment agreements at the beginning of our next fiscal year.

Family Relationships

There are no family relationships among any of our executive officers, directors and other key personnel.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We have not yet adopted a code of ethics because we sought to complete our constitution of the Board prior to adopting such code of ethics to allow the entire Board to review and approve a code of ethics.

EXECUTIVE COMPENSATION

Executive Compensation Summary

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid by us to, the named executive officers during the fiscal years ended December 31, 2010 and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Peter Vasko Chief Executive Officer, director	2009	0	0	0	0	0	0	0	0
(1)	2010	0	0	0	0	0	0	0	0

Joseph C. Passalaqua President, Chief Executive Officer, director	2009	0	0	0	0	0	0	0	0
(2)	2010	0	0	0	0	0	0	0	0

(1) Peter Vasko was appointed Chief Executive Officer and director on the Closing Date.

(2) Joseph C. Passalaqua resigned as our President, Chief Executive Officer and sole director on the Closing Date.

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of December 31, 2011.

President and CEO Compensation

No compensation was earned or paid to directors during the fiscal year ended December 31, 2010. At this time we have not entered into any employment agreements with our Chief Executive Officer.

Director Compensation

No compensation was earned or paid to directors during the fiscal year ended December 31, 2010. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee (if and when committees are established) meetings.

Option Grants

As of December 31, 2010, we did not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers as of September 30, 2011.

Restricted Stock Awards

As of December 31, 2010, we did not maintain any restrict stock awards.

Certain Relationships and Related Transactions

On November 3, 2011, we entered into a separation and release agreement (the “Severance Agreement”) with Mr. Joseph C. Passalaqua our former President, Chief Executive Officer, sole director and majority shareholder. Pursuant to the Severance Agreement, Mr. Passalaqua and the Company agreed to the following: (a) payment of $10,000.00; (b) promissory note in the amount of $750,000 payable on December 31, 2012; and (c) 50,000 newly issued shares of Series B Preferred Stock. The description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 10.1 to this Form 8-K/A.

Going forward, we will present all possible transactions between us and our officers, directors and 5% stockholders, and our affiliates, to our Board for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PROPERTIES

Currently, the Company does not own any property. We have rental arrangements for our two offices, located at 10478 Budapest, Marek Jozsef utca 35, Hungary, and 1011 Budapest, Bem Rakpart 26, III/s, Hungary for a monthly fee of $500 and $2,000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 14, 2011 with respect to the beneficial ownership of our Series A Preferred Stock, Series B Preferred stock and common stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own five percent (5%) or more of our outstanding common stock.  Unless otherwise specified, the address of each of the persons set forth below is in care of 1078 Budapest, Marek Jozsef utca 35, Hungary.

Name and Address of Beneficial Owner(1)	Shares of Series A Preferred Stock Beneficially Owned	Shares of Series B Preferred Stock Beneficially Owned	Shares of Common Stock Beneficially Owned	Series A Preferred Percentage of Ownership (2)	Series B Preferred Percentage of Ownership (2)	Common Stock Percentage of Ownership (2)
Officers and Directors
Peter Vasko Chief Executive Officer and Director 1078 Budapest Marek Jozsef utca 35 Hungary	1,000,000	76,000	0	100%	8.5%	0

All officers and directors as a group
(1 person named above)	1,000,000	76,000	0	100%	8.5%	0
5% Beneficial Owners

Park Slope, LLC. P.O. Box 2843 Liverpool, New York, 13089	0	0	25,000,000	0	0	16.5%

Gyorgy Markos 1118 Budapest Elopatak utca 55 Hungary	0	156,000	0	0	17.6%	0

Power of the Dream Ventures, Inc. 1095 Budapest Soroksari ut 94-96 Hungary	0	600,000	0	0	67.7%	0

Joseph C. Passalaqua P.O. Box 2843 Liverpool NY, 13089	0	50,000	0	0	0.056%	0

Zoltan Siklosi 30 Dutka Akos 4 Hungary	0	4,000	0	0	0.004%	0

(1) Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities. Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.

(2) Based on 1,000,000 shares of Series A Preferred Stock, 886,000 shares of Series B Preferred Stock and 151,282,223 shares of common stock issued and outstanding as of November 14, 2011.

Change of Control

We do not currently have any arrangement which if consummated may result in a change of control of our Company.

DESCRIPTION OF SECURITIES

General. Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001 per share (“Preferred Stock”)

Common Stock. As of November 14, 2011, there were 151,282,223 shares of our common stock, par value $0.001 per share, issued and outstanding (the “Common Stock”) held by approximately 534 beneficial owners.

Voting Rights. Each share of Common Stock entitles the holder to one vote for each share on all matters submitted to a stockholder vote. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at an annual shareholders' meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast, unless otherwise provided under the Nevada Revised Statutes.  Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Dividend Rights. Holders of our Common Stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds, but only after we have satisfied our dividend obligations to the holders of our Preferred Stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that are legally available for distribution and remain after (i) payment of liabilities and (ii) payment in full of all amounts due to the holders of the Preferred Stock (on an as converted basis).

Conversion and Redemption Rights. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock. As of November 14, 2011, there are One Million (1,000,000) shares of our Series A Preferred Stock issued and outstanding held by Peter Vasko, our Chief Executive Officer and sole director and Eight Hundred Eighty Six Thousand (886,000) shares of our Series B Preferred Stock issued and outstanding held by the In 4 Shareholders.

Series A Convertible Preferred Stock

As of November 14, 2011, there were 1,000,000 shares of our Series A Preferred Stock issued and outstanding held by our Chief Executive Officer and sole director, Peter Vasko (“Vasko”). Commencing on January 1, 2013 and continuing until December 31, 2017, Vasko may convert Two Hundred Thousand (200,000) shares of Series A Preferred Stock per calendar year into shares of Common Stock of the Company at the conversion ratio of Three Million (3,000,000) shares of Common Stock for each Two Hundred Thousand (200,000) shares of Series A Preferred Stock. Vasko shall vote together with the holders of the Common Stock and shall have forty two (42) votes for every share of Series A Preferred Stock held by Vasko at the time Vasko may make such vote.

Series B Convertible Preferred Stock

Our Series B Preferred Stock will automatically convert into shares of our post-reverse split Common Stock, at the rate of Ten (10) post-reverse split shares of the Company’s Common Stock for each one (1) share of Series B Preferred Stock held by each holder without any required action by the Holder. The shares of Series B Preferred Stock shall have the same voting rights as those accruing to the Common Stock and shall vote that number of voting shares as are issuable upon conversion of such Series B Preferred Stock that any Holder holds as of the record date of any such vote.

The description of the Series A Preferred Stock and the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.1 and Exhibit 4.2 to this Form 8-K/A, respectively.

Senior Convertible Debenture

On November 3, 2011, we authorized and issued the Debenture to the order of Park Slope, LLC.  The Loan must be paid in full by the Maturity Date and accrues interest on the outstanding amount of the Loan at a rate of twelve percent (12%) per annum in one lump sum payable on the Maturity Date.

The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.3 to this Form 8-K/A.

Warrants

We have three Common Stock purchase warrants each with a term of five years after their issuance date and an exercise price of $5.00, $7.00 and $9.00 per share, respectively. Each Warrant entitles the Holder to purchase from the Company up to 1,000,000 Warrant Shares. As of November 14, 2011, we have three Warrants outstanding that are exercisable for an aggregate of up to 3,000,000 shares of our Common Stock.

The description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.4 to this Form 8-K/A.

Dividends

Holders of our Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, if any, as declared by the board of directors of the Corporation, from time to time, out of assets legally available therefor. No dividends shall be declared or paid upon the Common Stock or other securities ranking junior to the Series A Preferred Stock and Series B Preferred Stock unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series A Preferred Stock and Series B Preferred Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the Pink Sheets under the symbol “HDWR”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of November 14, 2011, we have 151,282,223 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock and 886,000 shares of our Series B Preferred Stock issued and outstanding, respectively.  There are 534 beneficial owners of our Common Stock, 1 beneficial owner of our Series A Preferred Stock and 5 beneficial owners of our Series B Preferred Stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is Securities Transfer Corporation, with an address at 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.   Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As described above, on November 3, 2011 we entered into a Severance Agreement with Mr. Joseph C. Passalaqua our former President, Chief Executive Officer, sole director and majority shareholder. Pursuant to the Severance Agreement, Mr. Passalaqua and the Company agreed to the following: (a) payment of $10,000.00; (b) promissory note in the amount of $750,000 payable on December 31, 2012; and (c) 50,000 newly issued shares of Series B Preferred Stock.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years.  No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years.  No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years.  No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries.  Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Recent sales of unregistered securities is more fully described in Item 3.02.  The information therein is hereby incorporated in this section by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The Company’s Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney’s fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person’s estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Share Exchange

Pursuant to the Exchange Agreement, on the Closing Date we issued an aggregate of One Million (1,000,000) shares of Series A Preferred Stock and Eight Hundred Eighty Six Thousand (886,000) shares of Series B Preferred Stock of the Company to the In 4 Shareholders in exchange for 100% of the outstanding shares of In 4 Kft.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Senior Convertible Debenture

On November 3, 2011, we authorized and issued the Debenture to the order of Park Slope, LLC.  The Debenture must be paid in full by the Maturity Date and accrues interest on the outstanding amount of the Loan at a rate of twelve percent (12%) per annum in one lump sum payable on the Maturity Date. The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.4 to this Form 8-K/A.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the subscribers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Warrants

We have three Common Stock purchase warrants issued and outstanding each with a term of five years after their issuance date and an exercise price of five dollars ($5.00), seven dollars ($7.00) and nine dollars ($9.00) per share, respectively. Each Warrant entitles the Holder to purchase from the Company up to 1,000,000 Warrant Shares. As of November 14, 2011, we have three Warrants outstanding that are exercisable for an aggregate of up to 3,000,000 shares of our Common Stock.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.4 to this Form 8-K/A.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On November 11, 2011, our board of directors dismissed Michael F. Cronin (“Cronin”), as our independent registered public accountant.

Cronin’s report on the financial statements for the fiscal years ended December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern because: (i) the Company has incurred losses from operations since inception; (ii) management anticipates incurring additional losses in 2011; (iii) the Company may incur additional losses; and (iv) the Company has no revenue to date.

During the fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through November 11, 2011, the date of dismissal of Cronin, there were no disagreements with Cronin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cronin, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through November 11, 2011, the date of dismissal of Cronin, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to Cronin and requested Cronin to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Cronin agrees with the above disclosures. A copy of Cronin’s letter, dated November 28, 2011, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K/A.

(b) New Independent Registered Public Accounting Firm

On November 11, 2011, our board of directors approved the engagement of BDO Magyarorszag Konyvvizsgalo, Kft., Hungary, Certified Public Accountants (“BDO”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended December 31, 2010, and the subsequent interim period prior to the engagement of BDO, the Company has not consulted BDO regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on the Closing Date, we acquired In 4 through the acquisition of all the In 4 Shares, constituting an aggregate of HUF 4,100,000 from the In 4 Shareholders, and in return, we issued an aggregate of One Million (1,000,000) shares of Series A Preferred Stock and Eight Hundred Eighty Six Thousand (886,000) shares of Series B Preferred Stock of the Company. The foregoing issuances of our Series A Preferred Stock and Series B Preferred Stock to the In 4 Shareholders, their designees or assigns, constituted approximately 100%% of our issued and outstanding preferred stock immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

In connection with the Closing of the Share Exchange, and as explained more fully in the above Item 2.01 and below in Item 5.02 of this Current Report on Form 8-K/A, Mr. Joseph C. Passalaqua resigned from his position as President and Chief Executive Officer and sole director effective as of the Closing Date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Mr. Joseph C. Passalaqua resigned as the sole director of our Company, effective as of the Closing Date. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

Mr. Joseph C. Passalaqua resigned from his position as our President and Chief Executive Officer effective as of the Closing Date. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Directors and Officers

Peter Vasko was appointed as our Chief Executive Officer and sole director on the Closing Date. The experience and business background description of each director and officer is as follows:

Peter Vasko, age 40, Chief Executive Officer and Director

Péter Vaskó founded iGlue in 2007 and has served as the Company’s Managing Director since inception. Mr. Vasko is in charge of strategic and operative management as well as the day to day operations of the Company. From 2005 to 2006, Mr. Vasko performed research at the Information Science Committee of the Hungarian Academy of Science. In this capacity he advised and steered the department’s initiatives in expanding online activities. Prior to founding iGlue, from 2004 to 2007, Mr. Vasko led an extensive research project at the University of Lorand Eotvos, focusing on a semantic search engine that was aimed at the library system. Mr. Vasko is a graduate of Eötvös Loránd University in Budapest with a Master of Science degree in literature and film studies. Additionally, from 1998 to 2001, he attended the doctoral school at Eötvös Loránd University in Budapest where he studied semantic linguistics. We believe that Peter’s training in semantic linguistics and research in connection with semantic search engines qualifies him to serve as our sole director.

Related Party Transactions

As described above, On November 3, 2011 we entered into a Severance Agreement with Mr. Joseph C. Passalaqua our former President, Chief Executive Officer, sole director and majority shareholder. Pursuant to the Severance Agreement, Mr. Passalaqua and the Company agreed to the following: (a) payment of $10,000.00; (b) promissory note in the amount of $750,000 payable to Park Slope, LLC., on December 31, 2012; and (c) 50,000 newly issued shares of Series B Preferred Stock.

Compensatory Arrangements of Certain Officers

Currently, there are no compensatory arrangements in place for our Officers.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, In 4, Kft., became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K/A, which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired. The Audited Financial Statements of In 4., Kft., are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(c) Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)  Exhibits. Exhibit No. Description

Exhibit No.	Description
2.1

Form of Share Exchange Agreement dated November 3, 2011 by and among Hardwired Interactive, Inc., Park Slope, LLC., In 4, Kft., Peter Vasko, and certain equity holders of In 4, Kft. (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

3.1	Certificate of Incorporation (incorporated herein by reference to the Form SB-2 filed on May 14, 2001).

3.2	By-laws (incorporated herein by reference to the Form SB-2 filed on May 14, 2001).

4.1

Form of Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Preferred Stock, $0.001 par value per share (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

4.2

Form of Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Preferred Stock, $0.001 par value per share (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

4.3

Form of Senior Convertible Debenture entered into by the Company and Park Slope, LLC. dated November 3, 2011 (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

4.4	Form of Warrant issued November 3, 2011 (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

10.1

Form of Separation and Release Agreement issued by the Company on November 3, 2011, in favor of Joseph C. Passalaqua (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

16.1	Michael F. Cronin, CPA form of Dismissal Letter dated November 28, 2011.

99.2	In 4, Kft. Audited financial statements for the periods ended June 30, 2011, December 31, 2010 and 2009 (incorporated herein by reference to the Current Report on Form 8-K filed on November 14, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardwired Interactive, Inc.

Date: November 28, 2011	By:	/s/ Peter Vasko
Name: Peter Vasko
Title: Chief Executive Officer and Director